EXHIBIT 4.10
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                             AMENDMENT NO. 7 TO THE
                      WEBSTER BANK EMPLOYEE INVESTMENT PLAN

                  The Webster Bank Employee Investment Plan, as amended and restated on October 22, 2001, is hereby amended as follows:

                  (1) Effective as of the first date with respect to which the processing of the payroll for the employees of The Mathog & Moniello Companies, Inc. is performed in conjunction with the processing of the payroll for employees of the Webster Bank controlled group (the "M&M Payroll Merger Date"), Appendix A of the Adoption Agreement for the Plan (relating to the Participating Employers in the Plan) is deleted and the following is substituted in lieu thereof:

                                   APPENDIX A

                             PARTICIPATING EMPLOYERS

       Webster Trust Company, National Association
       Webster Investment Services, Inc.
       Webster Insurance, Inc. (formerly known as Damman Associates, Inc.) Nowlending, LLC (formerly known as Access National Mortgage, L.L.C.) Louis Levine Agency, Inc.
       Levine Financial Services, Inc. (for the period prior to October 1, 2000) Retirement Planning Associates, Inc.
       Center Capital Corporation
       Whitehall Business Credit Corporation
       Fleming, Perry & Cox, Inc. (for the period on and after January 1, 2004) The Mathog & Moniello Companies, Inc.

                  (2) Effective as of the M&M Payroll Merger Date, Appendix B of the Adoption Agreement for the Plan (relating to the crediting of years of service with predecessor employers) is deleted and the following is substituted in lieu thereof:

                                   APPENDIX B

                              PREDECESSOR EMPLOYERS

    Shawmut Bank, N.A.
    Shelton Savings Bank
    Shoreline Bank and Trust Company
    Bristol Savings Bank
    Derby Savings Bank
    People's Savings Bank of New Britain
    Sachem Trust National Association
    Eagle Financial Corporation
    Eagle Bank
    MidConn Bank
    Webster Insurance, Inc. (formerly known as Damman Associates, Inc.) Independent Financial Marketing Group, Inc. (for employees of Webster Investment Services, Inc.)
    Nowlending, LLC (formerly known as Access National Mortgage, L.L.C.) Maritime Bank & Trust
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    Village Bank & Trust Company
    New England Community Bancorp, Inc.
    The Chase Manhattan Bank
    The Levine Companies (Louis Levine Agency, Inc., Levine Financial Services, Inc. and Retirement Planning Associates, Inc.)
    Mech Financial, Inc.
    Fleet Boston Corporation and BankBoston, N.A.
    Musante Reihl Associates, Inc.
    Center Capital Corporation
    Wolff Zackin & Associates, Inc.
    Benefit Plans Design & Administration, Inc.
    IBJ Whitehall Business Credit Corporation
    The Mathog & Moniello Companies, Inc.

                  (3) All section numbers and cross references thereto are appropriately amended to effectuate the intention of the foregoing amendments.

                  Dated at Waterbury, Connecticut this 16th day of December,
2002.

ATTEST:                             WEBSTER BANK


/s/ John D. Benjamin                By  /s/ James C. Smith
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Its Assistant Secretary                 Its Chairman and Chief Executive Officer


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